Exhibit 23: Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference in the Registration Statements (Nos. 333-186353, 333-179252, 333-171967, 333-164576, 333-157030, 333-148979, 333-140337, 333-131395, 333-122399, and 333-113559) on Form S-8 of our report dated March 13, 2015, relating to our audit of the financial statements included in the Annual Report on Form 10-K of Medical Information Technology, Inc. for the year ended December 31, 2014.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 13, 2015

We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 333-186353, 333-179252, 333-171967, 333-164576, 333-157030, 333-148979, 333-140337, 333-131395, 333-122399, and 333-113559) pertaining to the MEDITECH 2004 Stock Purchase Plan of our report dated September 25, 2014, with respect to the December 31, 2012 and 2013 financial statements of Medical Information Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 13, 2015